SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                January 29, 1999

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                         THE RANDERS KILLAM GROUP INCORPORATED
             (Exact name of Registrant as specified in its charter)
                  (formerly, The Randers Group Incorporated)


Delaware                                0-18095                  38-2788025
(State or other jurisdiction of         (Commission         (I.R.S. Employer
incorporation or organization           File Number)      Identification Number)


570 Seminole Road
Norton Shores, Michigan                                          49444
(Address of principal executive offices)                        (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)



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Item 5.  Other Events

      On January 28, 1999, the shareholders of The Randers Group Incorporated (the "Company") authorized the Company to change its name to "The Randers Killam Group Inc." Such name change became effective at the close of business on January 29, 1999, upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware.

      Also on January 28, 1999, the shareholders of the Company approved a one-for-five reverse split (the "Reverse Split") of the Company's Common Stock, par value $.0001 per share. The Reverse Split became effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware at the close of business on January 29, 1999 (the "Effective Date"). Pursuant to the Reverse Split, each share of Common Stock outstanding immediately prior to the Effective Date represents 1/5 of a share of Common Stock from and after the Effective Date. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock will be issued in connection with the Reverse Split. Any stockholder who would otherwise be entitled to receive a fractional share will be paid cash equal to such stockholder's fractional interest multiplied by the closing price as reported by the American Stock Exchange, Inc.'s Emerging Company Marketplace (as adjusted by the Reverse Split) of the Common Stock on the Effective Date in lieu of such fractional share.

      Trading of the Common Stock has not been, and will not be, interrupted. However, the Common Stock began to trade under the Company's new name, with a new CUSIP number (752333 20 3), under the symbol RGI at the opening of business on Monday, February 1, 1999. Shareholders of record on Friday, January 29, 1999, will be requested to exchange their stock certificates for new certificates reflecting these changes.

Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired: Not applicable.

      (b)   Pro Forma Combined Condensed Financial Information: Not applicable

      (c)   Exhibits

          3.1 Certificate of Amendment to Certificate of Incorporation, dated January 29, 1999 (filed as Exhibit 3 to the Amendment No. 1 to the Company's Registration Statement on Form 8-A, and incorporated herein by reference).

          4.1 Specimen Common Stock Certificate 1999 (filed as Exhibit 6 to the Amendment No. 1 to the Company's Registration Statement on Form 8-A, and incorporated herein by reference).

          99.1   Press Release, dated January 29, 1999.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this first day of February, 1999.



                                    THE RANDERS KILLAM GROUP INC.


                                    By:   /s/ Sandra L. Lambert
                                          -----------------------------------
                                          Sandra L. Lambert, Secretary

                                                                    EXHIBIT 99.1

Investor Contact: 781-622-1111
Media Contact: 781-622-1252


                 RANDERS GROUP APPROVES REVERSE STOCK SPLIT,
                      CHANGES NAME TO RANDERS KILLAM GROUP

WALTHAM, Mass., January 29, 1999 -- The Randers Group Incorporated (ASE-RGI.EC) announced today that its shareholders approved several proposals by the company's board of directors, including a reverse stock split and a name change, during a special meeting held Thursday, January 28. This meeting was held in lieu of the company's annual meeting.

Shareholders approved: the company's proposal for a 1-for-5 reverse stock split, its previously announced acquisition of The Killam Group Inc. from Thermo TerraTech Inc., and a proposal to change its name to The Randers Killam Group Inc.

"These actions signify a new era for Randers," said Emil C. Herkert, president and chief executive officer of The Randers Killam Group. "Our new name symbolizes the full-service capabilities of Randers Killam, which provides environmental and process engineering as well as outsourcing services."

Trading of the company's common stock will not be interrupted. However, the common stock will begin to trade under the new name, with its new CUSIP number (752333 20 3), under the symbol RGI on Monday, February 1. Shareholders of record on Friday, January 29, 1999, will be requested to exchange their stock certificates for new certificates reflecting these changes.

Yesterday's actions do not affect previously announced plans for The Randers Killam Group to be consolidated into its parent, Thermo TerraTech Inc. This consolidation was announced in August as part of a larger reorganization of Thermo TerraTech's parent, Thermo Electron Corporation, to, among other things, reduce the complexity of Thermo Electron's corporate structure and strategically realign certain businesses to enhance their competitive market positions.

The Randers Group Incorporated provides comprehensive engineering and outsourcing services in such areas as water and wastewater treatment, highway and bridge projects, process engineering, construction management, and operational services. Clients include municipalities, government agencies, and companies in the manufacturing, pharmaceutical, and chemical-processing industries. The Randers Group is a public subsidiary of Thermo TerraTech Inc., a Thermo Electron company.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the company's annual report on Form 10-K for the fiscal year ended April 4, 1998. These include risks and uncertainties relating to: dependence of the company's business on sales to government entities, effects of intense competition, dependence of the company's business on environmental regulation, potential environmental and regulatory liability, potential professional liability, the effect of seasonal influences on the company's performance, the company's acquisition strategy, and the potential impact of year 2000 on processing date-sensitive information.